Exhibit 99.1

Corporate Communications
817-967-1577
mediarelations@aa.com

Investor Relations
817-931-3423 investor.relations@aa.com

FOR RELEASE: Friday, June 9, 2017

AMERICAN AIRLINES GROUP REPORTS

RECORD MAY TRAFFIC RESULTS

FORT WORTH, Texas – American Airlines Group (NASDAQ: AAL) today reported May and year-to-date 2017 traffic results.

American Airlines Group’s total revenue passenger miles (RPMs) were a record 19.9 billion, up 2.6 percent versus May 2016. Total capacity was 24.3 billion available seat miles (ASMs), up 2.3 percent versus May 2016. Total passenger load factor was 82.1 percent, up 0.2 percentage points versus May 2016.

The Company continues to expect its second quarter 2017 total revenue per available seat mile (TRASM) to be up approximately 3.5 percent to 5.5 percent year-over-year. In addition, the Company continues to expect its second quarter pre-tax margin excluding special items1 to be between 12 percent and 14 percent.

The following summarizes American Airlines Group traffic results for the month ended May 31, 2017, and 2016, consisting of mainline-operated flights, wholly owned regional subsidiaries and operating results from capacity purchase agreements.

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1.	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time

AMERICAN AIRLINES GROUP REPORTS MAY TRAFFIC

June 9, 2017

American Airlines Group Traffic Results

	May				Year to Date
	2017	2016	Change		2017	2016	Change
Revenue Passenger Miles (000)
Domestic	10,927,953	11,090,514	(1.5)%		50,771,414	51,876,578	(2.1)%
Atlantic	3,078,695	2,711,012	13.6%		10,028,382	9,677,622	3.6%
Latin America	2,454,784	2,415,155	1.6%		12,494,676	12,924,231	(3.3)%
Pacific	1,336,841	1,084,526	23.3%		6,277,205	5,037,397	24.6%

International	6,870,320	6,210,693	10.6%		28,800,263	27,639,250	4.2%

Mainline	17,798,273	17,301,207	2.9%		79,571,677	79,515,828	0.1%
Regional	2,137,770	2,135,092	0.1%		9,937,139	9,720,140	2.2%

Total Revenue Passenger Miles	19,936,043	19,436,299	2.6%		89,508,816	89,235,968	0.3%

Available Seat Miles (000)
Domestic	12,781,738	12,886,209	(0.8)%		60,662,359	61,705,281	(1.7)%
Atlantic	3,939,159	3,785,471	4.1%		13,387,381	13,743,173	(2.6)%
Latin America	3,180,658	3,036,614	4.7%		16,234,136	16,746,815	(3.1)%
Pacific	1,609,467	1,316,055	22.3%		7,744,371	6,173,051	25.5%

International	8,729,284	8,138,140	7.3%		37,365,888	36,663,039	1.9%

Mainline	21,511,022	21,024,349	2.3%		98,028,247	98,368,320	(0.3)%
Regional	2,776,724	2,710,834	2.4%		13,204,164	12,855,364	2.7%

Total Available Seat Miles	24,287,746	23,735,183	2.3%		111,232,411	111,223,684	—%

Load Factor (%)
Domestic	85.5	86.1	(0.6	)pts	83.7	84.1	(0.4	)pts
Atlantic	78.2	71.6	6.6	pts	74.9	70.4	4.5	pts
Latin America	77.2	79.5	(2.3	)pts	77.0	77.2	(0.2	)pts
Pacific	83.1	82.4	0.7	pts	81.1	81.6	(0.5	)pts
International	78.7	76.3	2.4	pts	77.1	75.4	1.7	pts
Mainline	82.7	82.3	0.4	pts	81.2	80.8	0.4	pts
Regional	77.0	78.8	(1.8	)pts	75.3	75.6	(0.3	)pts
Total Load Factor	82.1	81.9	0.2	pts	80.5	80.2	0.3	pts
Enplanements
Mainline	12,690,517	12,648,957	0.3%		58,512,785	59,066,442	(0.9)%
Regional	4,735,411	4,782,978	(1.0)%		21,806,910	21,682,515	0.6%

Total Enplanements	17,425,928	17,431,935	—%		80,319,695	80,748,957	(0.5)%
System Cargo Ton Miles (000)	238,792	204,390	16.8%		1,084,618	950,280	14.1%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin America numbers include the Caribbean.

3)	Regional includes wholly owned subsidiaries and operating results from capacity purchase carriers.

AMERICAN AIRLINES GROUP REPORTS MAY TRAFFIC

June 9, 2017

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the Securities Act), the Securities Exchange Act of 1934, as amended (the Exchange Act), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the expected second quarter pre-tax margin, the expected change in total revenue per available seat mile, statements about our plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A. Risk Factors), and in our other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in our other filings with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

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